UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2017

EOG RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-651-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EOG RESOURCES, INC.

Item 7.01	Regulation FD Disclosure.

On Tuesday, September 5, 2017, EOG Resources, Inc. (EOG) updated certain guidance items for third quarter 2017 to reflect the impact of hurricane and tropical storm Harvey on its South Texas and Eagle Ford operating areas. Compared to its guidance issued with second quarter 2017 results on August 1, 2017, EOG reduced the midpoint of its third quarter 2017 U.S. crude oil and condensate volume guidance range by 15 thousand barrels of oil per day, while full year 2017 U.S. crude oil and condensate volume guidance remains unchanged. In addition, third quarter and full year 2017 total natural gas liquids and U.S. natural gas volume guidance and full year 2017 capital expenditures guidance remain unchanged. See table below for the updated and confirmed guidance ranges.

For the safety of its employees and protection of facilities and equipment, EOG suspended drilling and completion operations and shut in production in certain areas of South Texas and the Eagle Ford in preparation for hurricane and tropical storm Harvey. Suspended operations and shut-ins are temporary and serve to defer production to a later date. EOG has begun to resume production as conditions permit, and expects the majority of the impact will be realized in the company’s third quarter 2017 crude oil and condensate volumes. The relative impact to full year 2017 crude oil and condensate volumes is smaller and EOG expects to offset the impact through adjustments to its drilling schedule.

	Estimated Ranges
	(Unaudited)
	3Q 2017			Full Year 2017
Daily Sales Volumes
Crude Oil and Condensate Volumes (MBbld)
United States	320	—	330	332	—	338
Natural Gas Liquids Volumes (MBbld)
Total	77	—	83	80	—	83
Natural Gas Volumes (MMcfd)
United States	720	—	760	730	—	760
Capital Expenditures (Excluding Acquisitions, $MM)
Exploration and Development, Excluding Facilities				$3,000	—	$3,350
Exploration and Development Facilities				$475	—	$510
Gathering, Processing and Other				$225	—	$240

Definitions

MBbld	Thousand barrels per day
MMcfd	Million cubic feet per day
$MM	U.S. Dollars in millions

EOG is not updating or confirming any other ranges for the third quarter and full year 2017 included in guidance issued with second quarter 2017 results on August 1, 2017.

Due to EOG’s diversity of operations, assets, midstream partners, takeaway and processing options, and downstream customers, EOG does not expect hurricane and tropical storm Harvey to have a material impact on its long-term operations, returns or growth prospects or on its business, financial condition or results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: September 5, 2017	By:	/s/ Timothy K. Driggers
Timothy K. Driggers
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Duly Authorized Officer)

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